AMENDMENT TO
SECURITY AGREEMENT

This Amendment to Security Agreement (the “Amendment”) is made and entered into on July 3, 2008, by and between Knight Energy Corp., a Maryland corporation (“Debtor”), and HD Special-Situations, LP (the “Secured Party”).

A. The Debtor and Secured Party have previously entered into a Security Agreement dated May 20, 2008 (the “Security Agreement”), in connection with an aggregate of $1,500,000 in loans from Secured Party to Debtor.

B. Pursuant to Section 13.6 of the Security Agreement, the Debtor and Secured Party now desire to amend the Security Agreement as set forth herein in order for it to also apply to an additional $2,500,000 which is being loaned by Secured Party to the Debtor concurrently herewith.

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1. Amendment to Recitals A and B. Recitals A and B of the Security Agreement are hereby deleted in its entirety and replaced with the following:

“A. Debtor and Secured Party have entered into a Note Purchase Agreement dated May 20, 2008, and a Note Purchase Agreement dated July 3, 2008 (collectively, the “Note Purchase Agreement”).

B. Pursuant to the Note Purchase Agreement, Debtor has, among other things, delivered to Secured Party four 15% Senior Secured Promissory Notes in the principal amounts of $1,000,000, $400,000, $100,000 and $2,500,000 (individually, a “Note;” collectively, the “Notes”).”

2. Ratification of Remaining Terms. Except as expressly set forth in this Amendment, all of the terms and provisions of the Security Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized persons on the date first written above.

KNIGHT ENERGY CORP.

By:
Title:

By:
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HD SPECIAL-SITUATIONS, LP

By:
Title: